Exhibit 99.1

Datadog Announces Fourth Quarter and Fiscal Year 2025 Financial Results

February 10, 2026

Fourth quarter revenue grew 29% year-over-year to $953 million
Strong growth of larger customers, with 603 $1 million+ ARR customers, up from 462 a year ago
Launched Bits AI SRE Agent, Storage Management, Feature Flags, and Data Observability for general availability

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the AI-powered observability and security platform for cloud applications, today announced financial results for its fourth quarter and fiscal year ended December 31, 2025.
"We are pleased with our strong execution in fiscal year 2025, with 28% year-over-year revenue growth, $1,050 million in operating cash flow, and $915 million in free cash flow," said Olivier Pomel, co-founder and CEO of Datadog. "During 2025, we delivered over 400 new features and capabilities to help our customers as they migrate to the cloud and begin to deploy to production with next-gen AI."
Pomel added, “Looking forward to 2026, we are excited about our plans to deliver more AI-powered innovation and help our customers with their complex challenges in modern Observability, Security, Software Delivery, Service Management, and Product Analytics."
Fourth Quarter 2025 Financial Highlights:
•Revenue was $953 million, an increase of 29% year-over-year.
•GAAP operating income was $9 million; GAAP operating margin was 1%.
•Non-GAAP operating income was $230 million; non-GAAP operating margin was 24%.
•GAAP net income per diluted share was $0.13; non-GAAP net income per diluted share was $0.59.
•Operating cash flow was $327 million, with free cash flow of $291 million.
•Cash, cash equivalents and marketable securities were $4.47 billion as of December 31, 2025.
Fiscal Year 2025 Financial Highlights:
•Revenue was $3.43 billion, an increase of 28% year-over-year.

•GAAP operating loss was $(44) million; GAAP operating margin was (1)%.
•Non-GAAP operating income was $768 million; non-GAAP operating margin was 22%.
•GAAP net income per diluted share was $0.31; non-GAAP net income per diluted share was $2.05.
•Operating cash flow was $1,050 million, with free cash flow of $915 million.
Fourth Quarter & Recent Business Highlights:
•As of December 31, 2025, we had 603 customers with ARR of $1 million or more, an increase of 31% from 462 as of December 31, 2024. As of December 31, 2025, we had about 4,310 customers with ARR of $100,000 or more, an increase of 19% from 3,610 as of December 31, 2024.
•Expanded Datadog's strategic collaboration with AWS and showcased new capabilities across AI, observability, and security—including LLM Observability, AI Security for AWS Resources, Cloud SIEM Risk Insights, and Bits AI remediation—to help organizations monitor, optimize, and secure AWS and multi-cloud environments at scale.
•Launched Bits AI SRE, an AI on-call agent that autonomously investigates alerts using telemetry and organizational context to surface actionable root cause in minutes and help engineers resolve incidents faster.
•Introduced Storage Management to help teams reduce cloud object storage waste and prevent unexpected spend with bucket- and prefix-level visibility, proactive anomaly detection, and targeted optimization recommendations.

First Quarter and Fiscal Year 2026 Outlook:
Based on information as of today, February 10, 2026, Datadog is providing the following guidance:
•First Quarter 2026 Outlook:
◦Revenue between $951 million and $961 million.
◦Non-GAAP operating income between $195 million and $205 million.
◦Non-GAAP net income per share between $0.49 and $0.51, assuming approximately 367 million weighted average diluted shares outstanding.
•Fiscal Year 2026 Outlook:
◦Revenue between $4.06 billion and $4.10 billion.
◦Non-GAAP operating income between $840 million and $880 million.

◦Non-GAAP net income per share between $2.08 and $2.16, assuming approximately 372 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the fourth quarter and fiscal year 2025 and outlook for the first quarter and the fiscal year 2026
•When: February 10, 2026 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
We announced an Investor Day on Thursday, February 12 in New York City starting at 1:00 P.M. ET.

Event Details:

•What: Datadog 2026 Investor Day
•When: February 12, 2026 at 1:00 P.M. to 5:00 P.M. Eastern Time
•In-person attendance: Please contact our team at IR@datadoghq.com for more information.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: Presentation materials will be available on the investor relations website at the conclusion of the event, and a replay of the event will be archived on the site

About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, user experience monitoring, cloud security, and many other capabilities to provide unified, real-time observability and security for our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration, digital transformation and AI deployment, gross margins, operating margins including with respect to sales and marketing, research and development expenses, net interest and other income, cash taxes, capital expenditures and capitalized software, and Datadog’s future financial performance, including its outlook for the first quarter and fiscal year 2026 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our dependence on existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) risks associated with changing laws, regulations, and contractual obligations related to data privacy and security and (13) general market, political, economic, and business conditions including concerns about trade policies, tariffs, reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, free cash flow and free cash flow margin. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; (4) M&A transaction costs; (5) amortization of issuance costs; and (6) an assumed provision for income taxes based on our long-term projected tax rate. Non-GAAP financial measures prior to April 1, 2025 have not been adjusted for M&A transaction costs, as such costs were not material to our results of operations in such prior periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Datadog's geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
M&A transaction costs. Datadog views acquisition-related expenses, such as transaction costs, as costs that are not necessarily reflective of operational performance during a period. In particular, Datadog believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
Amortization of issuance costs. In June 2020 and December 2024, Datadog issued $747.5 million of 0.125% convertible senior notes due 2025 and $1.0 billion of 0% convertible senior notes due 2029, respectively. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.

Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$953,194	$737,727	$3,427,158	$2,684,275
Cost of revenue (1)(2)(3)	186,894	144,178	686,957	515,531
Gross profit	766,300	593,549	2,740,201	2,168,744
Operating expenses:
Research and development (1)(3)	417,926	316,314	1,548,451	1,152,703
Sales and marketing (1)(2)(3)	264,377	207,947	956,423	756,605
General and administrative (1)(3)(4)	74,641	59,896	279,700	205,152
Total operating expenses	756,944	584,157	2,784,574	2,114,460
Operating income (loss)	9,356	9,392	(44,373)	54,284
Other income:
Interest expense (5)	(2,600)	(2,643)	(11,059)	(7,068)
Interest income and other income, net	46,714	47,077	182,453	156,724
Other income, net	44,114	44,434	171,394	149,656
Income before provision for income taxes	53,470	53,826	127,021	203,940
Provision for income taxes	6,903	8,232	19,280	20,194
Net income	$46,567	$45,594	$107,741	$183,746
Net income per share - basic	$0.13	$0.13	$0.31	$0.55
Net income per share - diluted	$0.13	$0.13	$0.31	$0.52
Weighted average shares used in calculating net income per share:
Basic	350,892	340,320	347,309	336,172
Diluted	365,516	360,940	363,471	358,636

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$8,257	$8,052	$29,729	$26,221
Research and development	127,058	97,276	469,526	363,301
Sales and marketing	43,442	33,598	156,472	122,079
General and administrative	26,629	19,535	94,944	58,735
Total	$205,386	$158,461	$750,671	$570,336

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,565	$1,104	$5,428	$5,642
Sales and marketing	277	207	945	825
Total	$1,842	$1,311	$6,373	$6,467

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$175	$68	$695	$446
Research and development	10,605	7,410	40,183	31,134
Sales and marketing	1,514	873	5,923	4,694
General and administrative	989	1,653	6,998	6,852
Total	$13,283	$10,004	$53,799	$43,126

(4) Includes M&A transaction costs as follows:
General and administrative	$201	$—	$1,574	$—
Total	$201	$—	$1,574	$—

(5) Includes amortization of issuance costs as follows:
Interest expense	$1,046	$1,089	$5,602	$3,761
Total	$1,046	$1,089	$5,602	$3,761

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$401,305	$1,246,983
Marketable securities	4,073,531	2,942,076
Accounts receivable, net of allowance for credit losses of $19,292 and $16,302 as of December 31, 2025 and 2024, respectively	741,262	598,919
Deferred contract costs, current	76,022	56,095
Prepaid expenses and other current assets	90,160	67,042
Total current assets	5,382,280	4,911,115
Property and equipment, net	338,093	226,970
Operating lease assets	214,674	172,512
Goodwill	530,568	360,381
Intangible assets, net	14,968	3,711
Deferred contract costs, non-current	126,708	86,573
Other assets	36,553	24,077
TOTAL ASSETS	$6,643,844	$5,785,339
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$148,791	$107,731
Accrued expenses and other current liabilities	209,595	127,136
Operating lease liabilities, current	39,369	31,970
Convertible senior notes, net, current	—	634,023
Deferred revenue, current	1,193,646	961,853
Total current liabilities	1,591,401	1,862,713
Operating lease liabilities, non-current	256,187	196,905
Convertible senior notes, net, non-current	983,449	979,282
Deferred revenue, non-current	68,711	22,693
Other liabilities	11,890	9,383
Total liabilities	2,911,638	3,070,976
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	3,579,010	2,689,013
Accumulated other comprehensive income (loss)	15,404	(4,701)
Retained earnings	137,789	30,048
Total stockholders’ equity	3,732,206	2,714,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,643,844	$5,785,339

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,567	$45,594	$107,741	$183,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,631	15,706	55,756	54,933
Accretion of discounts on marketable securities	(12,364)	(12,393)	(44,516)	(51,932)
Amortization of issuance costs	1,046	1,089	5,602	3,761
Net loss on conversion inducement and capped call settlement	—	599	—	599
Amortization of deferred contract costs	18,712	14,279	66,773	52,047
Stock-based compensation, net of amounts capitalized	205,386	158,461	750,671	570,336
Non-cash lease expense	9,001	7,002	35,451	27,263
Allowance for credit losses on accounts receivable	4,642	4,473	17,024	14,847
Loss (gain) on disposal of property and equipment	(5)	1,308	2,141	1,660
Changes in operating assets and liabilities:
Accounts receivable, net	(196,255)	(116,327)	(157,368)	(104,485)
Deferred contract costs	(48,298)	(24,725)	(126,836)	(76,048)
Prepaid expenses and other current assets	(9,263)	(16,581)	(21,299)	(26,654)
Other assets	(606)	(4,639)	(3,806)	(1,003)
Accounts payable	12,329	17,034	36,628	25,610
Accrued expenses and other liabilities	20,481	4,083	52,889	(1,626)
Deferred revenue	259,065	170,265	273,284	197,549
Net cash provided by operating activities	327,069	265,228	1,050,135	870,603
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(1,082,469)	(507,309)	(3,599,841)	(2,653,242)
Maturities of marketable securities	603,384	428,445	2,487,657	2,018,832
Proceeds from sale of marketable securities	17,979	233	31,104	201
Purchases of property and equipment	(8,892)	(7,761)	(49,578)	(34,719)
Capitalized software development costs	(27,156)	(16,495)	(85,840)	(60,781)
Cash paid for acquisition of businesses; net of cash acquired	(700)	(6,477)	(117,982)	(7,131)
Net cash used in investing activities	(497,854)	(109,364)	(1,334,480)	(736,840)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,809	2,243	6,438	7,444
Proceeds for issuance of common stock under the employee stock purchase plan	28,238	21,179	56,816	43,686
Proceeds from issuance of 2029 Convertible Senior Notes, net of issuance costs	—	978,881	(190)	978,881
Proceeds from settlement of capped calls related to 2025 Convertible Senior Notes	—	54,725	—	54,725
Purchase of capped calls related to 2029 Convertible Senior Notes	—	(100,900)	—	(100,900)
Repayments of 2025 Convertible Senior Notes	—	(196,704)	(635,547)	(196,753)
Net cash provided by (used in) financing activities	30,047	759,424	(572,483)	787,083

Effect of exchange rate changes on cash and cash equivalents	1,441	(5,723)	11,150	(4,202)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(139,297)	909,565	(845,678)	916,644
CASH AND CASH EQUIVALENTS—Beginning of period	540,602	337,418	1,246,983	330,339
CASH AND CASH EQUIVALENTS—End of period	$401,305	$1,246,983	$401,305	$1,246,983

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$766,300	$593,549	$2,740,201	$2,168,744
Plus: Stock-based compensation expense	8,257	8,052	29,729	26,221
Plus: Amortization of acquired intangibles	1,565	1,104	5,428	5,642
Plus: Employer payroll taxes on employee stock transactions	175	68	695	446
Non-GAAP gross profit	$776,297	$602,773	$2,776,053	$2,201,053
GAAP gross margin	80%	80%	80%	81%
Non-GAAP gross margin	81%	82%	81%	82%

Reconciliation of operating expenses
GAAP research and development	$417,926	$316,314	$1,548,451	$1,152,703
Less: Stock-based compensation expense	(127,058)	(97,276)	(469,526)	(363,301)
Less: Employer payroll taxes on employee stock transactions	(10,605)	(7,410)	(40,183)	(31,134)
Non-GAAP research and development	$280,263	$211,628	$1,038,742	$758,268

GAAP sales and marketing	$264,377	$207,947	$956,423	$756,605
Less: Stock-based compensation expense	(43,442)	(33,598)	(156,472)	(122,079)
Less: Amortization of acquired intangibles	(277)	(207)	(946)	(825)
Less: Employer payroll taxes on employee stock transactions	(1,514)	(873)	(5,923)	(4,694)
Non-GAAP sales and marketing	$219,144	$173,269	$793,082	$629,007

GAAP general and administrative	$74,641	$59,896	$279,700	$205,152
Less: Stock-based compensation expense	(26,629)	(19,535)	(94,944)	(58,735)
Less: Employer payroll taxes on employee stock transactions	(989)	(1,653)	(6,998)	(6,852)
Less: M&A transaction costs (1)	(201)	—	(1,574)	—
Non-GAAP general and administrative	$46,822	$38,708	$176,184	$139,565

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$9,356	$9,392	$(44,373)	$54,284
Plus: Stock-based compensation expense	205,386	158,461	750,671	570,336
Plus: Amortization of acquired intangibles	1,842	1,311	6,373	6,467
Plus: Employer payroll taxes on employee stock transactions	13,283	10,004	53,799	43,126
Plus: M&A transaction costs (1)	201	—	1,574	—
Non-GAAP operating income	$230,068	$179,168	$768,044	$674,213
GAAP operating margin	1%	1%	(1)%	2%
Non-GAAP operating margin	24%	24%	22%	25%

1)The year ended December 31, 2025 is adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income
GAAP net income	$46,567	$45,594	$107,741	$183,746
Plus: Stock-based compensation expense	205,386	158,461	750,671	570,336
Plus: Amortization of acquired intangibles	1,842	1,311	6,373	6,467
Plus: Employer payroll taxes on employee stock transactions	13,283	10,004	53,799	43,126
Plus: M&A transaction costs (1)	201	—	1,574	—
Plus: Amortization of debt discount and issuance costs	1,046	1,089	5,602	3,761
Non-GAAP net income before non-GAAP tax adjustments	$268,325	$216,459	$925,760	$807,436
Income tax effects and adjustments (2)	50,895	38,953	179,178	153,608
Non-GAAP net income after non-GAAP tax adjustments	$217,430	$177,506	$746,582	$653,828
Net income per share before non-GAAP tax adjustments - basic	$0.76	$0.64	$2.67	$2.40
Net income per share before non-GAAP tax adjustments - diluted	$0.73	$0.60	$2.55	$2.25

Net income per share after non-GAAP tax adjustments - basic	$0.62	$0.52	$2.15	$1.94
Net income per share after non-GAAP tax adjustments - diluted	$0.59	$0.49	$2.05	$1.82

Shares used in non-GAAP net income per share calculations:
Basic	350,892	340,320	347,309	336,172
Diluted	365,516	360,940	363,471	358,636

1)The year ended December 31, 2025 is adjusted for M&A transaction costs, and these adjustments are applied prospectively, as these costs were not material to the consolidated results of operations in the prior periods.
2)Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 21%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$327,069	$265,228	$1,050,135	$870,603
Less: Purchases of property and equipment	(8,892)	(7,761)	(49,578)	(34,719)
Less: Capitalized software development costs	(27,156)	(16,495)	(85,840)	(60,781)
Free cash flow	$291,021	$240,972	$914,717	$775,103
Free cash flow margin	31%	33%	27%	29%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.